UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2017

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07  Submission of Matters to a Vote of Security Holders.

Before the annual meeting of stockholders (the “Annual Meeting”) for Immunomedics, Inc. (the “Company”) that took place on March 3, 2017 , the board of directors of the Company was comprised of David M. Goldenberg, Brian A. Markison, Robert Forrester, Cynthia L. Sullivan, Geoffrey Cox, Bob Oliver, and Jason Aryeh (collectively, the “Pre-Meeting Directors”).

At the Annual Meeting , the following individuals nominated by venBio Select Advisors LLC (“venBio”) received votes from more than a majority of the votes cast: Behzad Aghazadeh, Scott Canute, Peter Barton Hutt, and Khalid Islam (collectively, the “Majority Directors”).

At the Annual Meeting, the following members of the Pre-Meeting Board received the most votes, although none received a majority of the votes cast: David Goldenberg, Cynthia Sullivan and Brian Markison (collectively, the “Plurality Directors”).

On March 3, 2017, certain of the Pre-Meeting Directors filed an action (the “Pre-Meeting Directors’ Action”) in the Court of Chancery of the State of Delaware (the “Court”) to, among other things, contend that that they constitute the validly elected directors of the Company. On February 17, 2017, the Pre-Meeting Directors caused the Company to assert similar claims in an action in the United States District Court for the District of Delaware. On February 13, 2017, venBio filed a separate action (the “venBio Action”), in the Court of Chancery of the State of Delaware to, among other things, contend that (i) the Majority Directors are the only validly elected directors while (ii) the Plurality Directors are, at best, holdover directors.

On March 13, 2017, in connection with the Pre-Meeting Directors’ Action, the Delaware Chancery Court issued a status quo order that, among other things, (i) during the pendency of the Pre-Meeting Directors’ Action, the Majority Directors and the Plurality Directors shall constitute the board of directors of the Company (the “Status Quo Board”), (ii) pending further order by the Court, the Company shall not take any action that is outside the ordinary course of business, (iii) the members of the Status Quo Board shall have all of the rights of directors of a Delaware corporation, including the right to obtain virtually unfettered access to information about the Company, and (iv) the Company shall provide the Majority Directors (and the Plurality Directors, if they wish) with (a) materials relating to the licensing transaction with Seattle Genetics, Inc. (the “Seattle Genetics Transaction”); (b) access to the data room provided to potential transaction counterparties in connection with the strategic process undertaken by the Company beginning in December 2015; (c) all communications with counsel and other advisors relating to the by-law amendments, indemnification agreements, and the rescheduling of the annual meeting from November 16, 2016 to present, and (d) summary reports, including any third party analyses or evaluations, for IMMU-132.

Finally, the status quo order issued by the Delaware Chancery Court made it explicitly clear that the order does not apply to the Seattle Genetics Transaction that is the subject of the venBio Action.  The Delaware Chancery Court entered a temporary restraining order in the venBio Action and the parties’ ability to proceed with the Seattle Genetics Transaction is the subject of the venBio Action and the temporary restraining order entered in such venBio Action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

	By:	/s/ Michael R. Garone
Name: Michael R. Garone
Title: Vice President, Finance and Chief Financial Officer

Date: March 16, 2017